Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2018 Second Quarter Results

Richmond, Va, August 6, 2018-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $10.1 million, $0.47 per diluted share, for the second quarter of 2018 compared to $8.5 million, $0.40 per diluted share, for the second quarter of 2017. Net income was $17.4 million, $0.80 per diluted share, for the first half of 2018 compared to $14.8 million, $0.69 per diluted share, for the first half of 2017.

Net operating earnings(1) were $9.9 million, $0.46 per diluted share, for the second quarter of 2018 compared to $8.5 million, $0.40 per diluted share, for the second quarter of 2017. Net operating earnings(1) were $18.1 million, $0.83 per diluted share, for the first half of 2018 compared to $14.8 million, $0.69 per diluted share, for the first half of 2017.

Highlights for the second quarter and first half of 2018 included:

•	Net income increased by 19.0% compared to the second quarter of 2017

•	Net operating earnings(1) increased by 16.8% compared to the second quarter of 2017

•	21.2% growth in gross written premiums to $70.0 million compared to the second quarter of 2017

•	55.5% increase in net investment income to $3.8 million compared to the second quarter of 2017

•	Underwriting income(1) of $8.4 million in the second quarter of 2018, resulting in a combined ratio of 83.5%

•	14.9% annualized operating return on equity(1) for the six months ended June 30, 2018
(1) See discussion of "Non-GAAP Financial Measures" below.
"We are encouraged by the 21.2% growth in premiums in the second quarter and are cautiously optimistic that top-line growth will remain strong during the latter half of the year. We achieved an annualized operating return on equity of 14.9% for the first half of 2018, and a combined ratio of 83.5% and underwriting income of $8.4 million for the quarter. We believe these results are a testament to our disciplined underwriting and claims handling, our technology and our low cost model,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $70.0 million for the three months ended June 30, 2018 compared to $57.8 million for the three months ended June 30, 2017, an increase of 21.2%. Gross written premiums were $133.8 million for the six months ended June 30, 2018 compared to $110.6 million for the six months ended June 30, 2017, an increase of 21.0%. The increase in gross written premiums during the second quarter and the first half of 2018 over the same periods last year was due to growth across most lines of business.
Underwriting income(2) was $8.4 million resulting in a combined ratio of 83.5% for the three months ended June 30, 2018, compared to $10.7 million resulting in a combined ratio of 75.2% for same period last year. The decrease in underwriting income (2) in the second quarter of 2018 compared to the second quarter of 2017 was principally due to both lower net favorable prior accident year loss reserve development and a higher current accident year loss ratio, offset in part by higher net earned premiums. Net favorable development of loss reserves on prior accident years was $2.2 million in the second quarter of 2018, compared to $3.8 million in the second quarter of 2017. Loss and expense ratios were 58.9% and 24.6%, respectively, for the three months ended June 30, 2018 compared to 50.8% and 24.4% for the three months ended June 30, 2017.
Underwriting income(2) was $15.2 million for the six months ended June 30, 2018, resulting in a combined ratio of 84.7% compared to $17.7 million resulting in a combined ratio of 78.8% for same period last year. Loss and expense ratios were 59.5% and 25.2%, respectively, for the six months ended June 30, 2018 compared to 52.7% and 26.1%, respectively, for the six months ended June 30, 2017. The decrease in underwriting income(2) was principally the result of lower net favorable prior accident year loss reserve development during the first half of 2018 compared to the first half of 2017, offset in part by higher net earned premiums.
Summary of Underwriting Results
The Company’s underwriting results for the three and six months ended June 30, 2018 and 2017 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	($ in thousands)
Gross written premiums	$69,981	$57,753	$133,828	$110,615
Ceded written premiums	(9,090)	(7,980)	(17,846)	(16,680)
Net written premiums	$60,891	$49,773	$115,982	$93,935

Net earned premiums	$50,893	$43,052	$98,954	$83,485
Losses and loss adjustment expenses	29,967	21,859	58,866	43,966
Underwriting, acquisition and insurance expenses	12,519	10,492	24,917	21,786
Underwriting income (2)	$8,407	$10,701	$15,171	$17,733

Loss ratio	58.9%	50.8%	59.5%	52.7%
Expense ratio	24.6%	24.4%	25.2%	26.1%
Combined ratio	83.5%	75.2%	84.7%	78.8%

Annualized return on equity (3)	16.6%	15.4%	14.3%	13.5%
Annualized operating return on equity (4)	16.2%	15.3%	14.9%	13.5%

(2)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(3)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(4)
Annualized operating return on equity is net operating earnings, a non-GAAP financial measure, expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$32,050	63.0%	$25,651	59.6%
Current accident year - catastrophe losses	156	0.3%	40	0.1%
Effect of prior accident year development	(2,239)	(4.4)%	(3,832)	(8.9)%
Total	$29,967	58.9%	$21,859	50.8%

	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$62,233	62.9%	$52,788	63.3%
Current accident year - catastrophe losses	156	0.2%	114	0.1%
Effect of prior accident year development	(3,523)	(3.6)%	(8,936)	(10.7)%
Total	$58,866	59.5%	$43,966	52.7%

Investment Results
The Company’s net investment income was $3.8 million in the second quarter of 2018 compared to $2.4 million in the second quarter of 2017, an increase of 55.5%. Net investment income was $7.0 million in the first half of 2018 compared to $4.7 million in the first half of 2017. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return of 2.9% for the six months ended June 30, 2018 compared to 2.3% for the six months ended June 30, 2017. Funds are generally invested conservatively in high quality securities, including government agency, asset and mortgage-backed securities, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.0 years at June 30, 2018 and 3.9 years at December 31, 2017. Cash and invested assets totaled $605.8 million at June 30, 2018 compared to $561.1 million at December 31, 2017.
Effective January 1, 2018, the Company adopted a new accounting standard, which prescribed several changes, including eliminating the available-for-sale classification of equity investments and requiring changes in unrealized gains and losses in the fair value of equity investments to be recognized in net income. For the first half of 2018, the Company recognized $0.9 million of unrealized losses, net of taxes, related to its equity portfolio in the consolidated statement of income.
Other
The effective tax rates for the six months ended June 30, 2018 and 2017 were 18.2% and 33.0%, respectively. The decrease in the effective tax rate for the six months ended June 30, 2018 compared to the prior-year period was attributable to the effect of the Tax Cuts and Jobs Act of 2017, which lowered the federal corporate tax rate from 35% to 21%, and the recognition of tax benefits from stock options exercised during the first half of 2018.
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s available-for-sale securities, was $9.1 million for the second quarter of 2018 compared to $10.7 million for the same period in 2017. Total comprehensive income was $11.5 million for the first half of 2018 compared to $18.0 million for the first half of 2017. The decline in total comprehensive income was principally due to an increase in unrealized losses during the second quarter and first half of 2018 related to lower fair values of Company's fixed-maturity investments, which was mostly attributable to a higher interest rate environment.
Stockholders' equity was $247.9 million at June 30, 2018, compared to $238.2 million at December 31, 2017. Annualized return on equity was 14.3% for the first six months of 2018, an increase from 13.5% for the first six months of 2017. The increase was principally due to the lower income tax rate resulting from the Tax Cuts and Jobs Act of 2017 and higher overall returns on the investment portfolio.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings excludes the impact of realized investment gains and losses and unrealized gains and losses on equity securities. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and six months ended June 30, 2018 and 2017, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	($ in thousands)
Net operating earnings:
Net income	$10,112	$8,495	$17,399	$14,776
Net unrealized (gains) losses on equity securities, after taxes	(74)	—	936	—
Net realized (gains) losses on investments, after taxes	(137)	(16)	(226)	5
Net operating earnings	$9,901	$8,479	$18,109	$14,781

Diluted operating earnings per share:
Diluted earnings per share	$0.47	$0.40	$0.80	$0.69
Net unrealized losses on equity securities, after taxes, per share	—	—	0.04	—
Net realized (gains) losses on investments, after taxes, per share	(0.01)	—	(0.01)	—
Diluted operating earnings per share	$0.46	$0.40	$0.83	$0.69

Operating return on equity:
Average equity (1)	$243,898	$221,258	$243,067	$218,130
Annualized return on equity (2)	16.6%	15.4%	14.3%	13.5%
Annualized operating return on equity (3)	16.2%	15.3%	14.9%	13.5%

(1)	Computed by adding the total equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.

(2)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

(3)	Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Underwriting Income
Underwriting income is a non-GAAP financial measure that is useful in evaluating the Company's underwriting performance without regard to investment income. Underwriting income represents the pre-tax profitability of the Company's insurance operations and is derived by subtracting losses and loss adjustment expenses and underwriting, acquisition and insurance expenses from net earned premiums. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and six months ended June 30, 2018 and 2017, net income reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Net income	$10,112	$8,495	$17,399	$14,776
Income tax expense	2,349	4,260	3,877	7,265
Income before income taxes	12,461	12,755	21,276	22,041
Other expenses	—	402	14	402
Net investment income	(3,782)	(2,432)	(7,011)	(4,718)
Net unrealized (gains) losses on equity securities	(94)	—	1,185	—
Net realized (gains) losses on investments	(174)	(24)	(286)	8
Other income	(4)	—	(7)	—
Underwriting income	$8,407	$10,701	$15,171	$17,733
Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Tuesday, August 7, 2018, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 9999625, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on October 5, 2018.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.

Contact

Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share data)
Revenues
Gross written premiums	$69,981	$57,753	$133,828	$110,615
Ceded written premiums	(9,090)	(7,980)	(17,846)	(16,680)
Net written premiums	60,891	49,773	115,982	93,935
Change in unearned premiums	(9,998)	(6,721)	(17,028)	(10,450)
Net earned premiums	50,893	43,052	98,954	83,485

Net investment income	3,782	2,432	7,011	4,718
Net unrealized gains (losses) on equity securities	94	—	(1,185)	—
Net realized gains (losses) on investments	174	24	286	(8)
Other income	4	—	7	—
Total revenues	54,947	45,508	105,073	88,195

Expenses
Losses and loss adjustment expenses	29,967	21,859	58,866	43,966
Underwriting, acquisition and insurance expenses	12,519	10,492	24,917	21,786
Other expenses	—	402	14	402
Total expenses	42,486	32,753	83,797	66,154
Income before income taxes	12,461	12,755	21,276	22,041
Total income tax expense	2,349	4,260	3,877	7,265
Net income	10,112	8,495	17,399	14,776

Other comprehensive income
Change in unrealized (losses) gains on available-for-sale securities, net of taxes	(1,016)	2,174	(5,872)	3,247
Total comprehensive income	$9,096	$10,669	$11,527	$18,023

Earnings per share - basic	$0.48	$0.41	$0.83	$0.70
Earnings per share - diluted	$0.47	$0.40	$0.80	$0.69

Weighted-average shares outstanding - basic	21,070	20,969	21,058	20,969
Weighted-average shares outstanding - diluted	21,666	21,457	21,648	21,425

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$467,922	$425,191
Equity securities at fair value	58,219	54,132
Total investments	526,141	479,323

Cash and cash equivalents	79,670	81,747
Investment income due and accrued	3,343	3,077
Premiums receivable, net	24,023	19,787
Reinsurance recoverable	54,436	49,593
Ceded unearned premiums	14,463	13,858
Deferred policy acquisition costs, net of ceding commissions	14,123	11,775
Intangible assets	3,538	3,538
Deferred income tax asset, net	5,073	2,492
Other assets	4,093	2,659
Total assets	$728,903	$667,849

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$344,565	$315,717
Unearned premiums	120,742	103,110
Payable to reinsurers	3,711	3,226
Accounts payable and accrued expenses	4,230	6,519
Other	7,710	1,088
Total liabilities	480,958	429,660

Stockholders' equity	247,945	238,189
Total liabilities and stockholders' equity	$728,903	$667,849